Exhibit 99.1

PLP ANNOUNCES ACQUISITION OF PILOT PLASTICS ASSETS

CLEVELAND, Feb. 2, 2023 /PRNewswire/ -- Preformed Line Products Company (NASDAQ: PLPC) announced today that it has acquired substantially all of the assets of Pilot Plastics, Inc.

Founded in 2001 and located in Peninsula, Ohio, Pilot Plastics is an injection molding manufacturing specialist with over two decades of experience serving various consumer and B2B industries, including partnering with PLP over the last fifteen years on multiple manufacturing projects.

With multiple state-of-the-art presses and a highly experienced production team, the Pilot acquisition will expand PLP's injection molding capabilities and further enhance the company's extensive manufacturing footprint.

"We are excited to build on our fifteen-year partnership with Pilot Plastics through this acquisition," stated John Hofstetter, Executive Vice President of U.S. Operations at PLP. "Pilot's extensive knowledge and history of injection molding manufacturing will bring much-needed additional capacity to produce critical infrastructure components for North America's current and future high-speed broadband deployment projects, including advanced FTTH (Fiber to the Home) and 5G networks."

For PLP, this investment will support future growth in the company's industry-leading COYOTE® fiber optic connectivity devices and FIBERLIGN® hardware solutions.

"We at Pilot Plastics are honored and excited to be a part of the PLP family; their values and visions align perfectly with ours. Most importantly, they are a proud Northeast Ohio company. Combining our forces further strengthens and supports manufacturing in this important region," said Mick Jendrisak, President and CEO of Pilot Plastics.

Hofstetter added, "We are confident that our current strategy and ongoing investments will further enhance our customer service objectives, including improving lead times and adding support for our global customer base. In addition, PLP's research and engineering group and product marketing teams are especially excited about Pilot's proximity to our global headquarters in Cleveland. We see this as an excellent opportunity to collaborate more easily and further accelerate product development cycles."

PLP plans to gradually transition product line manufacturing and additional capacity to Pilot throughout the year.

ABOUT PLP

PLP protects the world's most critical connections by creating stronger and more reliable networks. The company's precision-engineered solutions are trusted by energy and communications providers worldwide to perform better and last longer. With locations in over 20 countries, PLP works as a united global corporation, delivering high-quality products and unparalleled service to customers around the world.

FORWARD-LOOKING STATEMENTS

This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company's and management's beliefs and expectations concerning the Company's future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include our ability to effectively integrate the Pilot Plastics business into our current operations, maintain continuity of and increase capacity with respect to the components it supplies and achieve future growth and product development, the uncertainty in business conditions and economy due to COVID-19 including the severity and duration of business disruption caused by the pandemic, the strength of the economy and demand for the Company's products and the mix of products sold, the relative degree of competitive and customer price pressure on the Company's products, the cost, availability and quality of raw materials required for the manufacture of products, the impact of global economic conditions (such as the impact of inflation, rising interest rates, social unrest, acts of war, military conflict (including the ongoing conflict between Russia and Ukraine), international hostilities, terrorism and changes in diplomatic and trade relationships) on profitability and future growth opportunities; the Company's ability to identify, complete, obtain funding for and integrate acquisitions for profitable growth; and the Company's ability to continue to develop proprietary technology and maintain high quality products and customer service to meet or exceed new industry performance standards and individual customer expectations, and other factors described under the headings "Forward-Looking Statements" and "Risk Factors" in the Company's 2021 Annual Report on Form 10-K filed with the SEC on March 4, 2022 and subsequent filings with the SEC. The Annual Report on Form 10-K and the Company's other filings with the SEC can be found on the SEC's website at http://www.sec.gov. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

CONTACT: MEDIA RELATIONS: JOSH NELSON, MANAGER, MARKETING COMMUNICATIONS, +1 440 473 9120, JOSH.NELSON@PLP.COM; INVESTOR RELATIONS: ANDY KLAUS, CHIEF FINANCIAL OFFICER, +1 440 473 9246, ANDY.KLAUS@PLP.COM